Exhibit 10.1

Amendment No. 1
to
Primo Water Corporation
Amended and Restated 2010 Long-Term Incentive Plan

Amendment No. 1 (the “Amendment”), dated April 30, 2015, to the Amended and Restated 2010 Long-Term Incentive Plan (the “Existing Plan”; as amended hereby, the “Plan”), of Primo Water Corporation, a Delaware corporation (the “Company”).

Statement of Purpose

The Plan was approved by the Company’s Board of Directors on April 10, 2012, and by its stockholders on May 15, 2012, and became effective on such date.  The Company wishes to amend the Plan to increase the number of shares of the Company’s common stock, par value $.001, authorized for issuance under the Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

1.            Capitalized Terms.  All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.            Amendment to Existing Plan.

The first two paragraphs of Section 4 Stock Subject to the Plan are hereby deleted in their entirety and replaced with the following:

“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 3,892,674 (as adjusted pursuant to this Section 4 and Section 15).  In addition, there shall be added the number of shares subject to stock options granted under the Company’s 2004 Stock Plan that are canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number of shares underlying stock option or otherwise terminated without delivery of shares to the Grantees.

3,718,735 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.  Subject to adjustments in accordance with Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options:  800,000; SARs: 800,000; Restricted Stock: 800,000; Restricted Stock Units: 800,000; and other Stock-based Performance Awards: 800,000.”

3.            Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *            *

Effective this 30th day of April, 2015.